Exhibit 3.111

/s/
Examiner

N/A
Name Approved

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P	☐
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R.A.	☐

/s/
P.C.
The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	NO. 043 093 808

We Thomas Scott and Rosalie Arthur,	President/~~Vice President~~, and Clerk/~~Assistant Clerk~~ of

Nantucket Allserve, Inc.

(EXACT Name of Corporation)

located at:	12 Straight Wharf, Nantucket, MA 02554

(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

Article 3 and Article 5

(Number these articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)
of the Articles of Organization were duly adopted at a meeting held on June 9 1994, by vote of:

1250	shares of	Common Stock	out of	1250	shares outstanding,

		type, class & series, (if any)

	shares of		out of		shares outstanding, and

		type, class & series, (if any)

	shares of		out of		shares outstanding,

		type, class & series, (if any)

CROSS OUT IN APPLI- CABLE CLAUSE	being at least a majority of each type, class or series outstanding and entitled to vote thereon: - [1]

~~being at least two thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:~~ - [2]

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.

[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:
The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	1250	$1.00
PREFERRED:		PREFERRED:

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	7500	$1.00
PREFERRED:		PREFERRED:

Article 5 which places restrictions upon the transfer of shares of common stock is to be deleted in its entirety.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this Ninth day of June, in the year 1994.

/s/ Thomas Scott Thomas Scott	President/~~Vice President~~

/s/ Rosalie Arthur, Clerk Rosalia Arthur	Clerk/~~Assistant Clerk~~

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF AMENDMENT
GENERAL LAWS, CHAPTER 156B, SECTION 72
     I hereby approve the within articles of amendment and, the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 9th day of June 1994
[STAMP]

MICHAEL J. CONNOLLY
Secretary of State
TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:	Garry Johnson, Esq.
Tripp, Scott, Conklin & Smith
~~110 South East 6th Street, 28th Floor~~
Fort Lauderdale, Florida 33301

Telephone: (305) 525-7500